UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 22, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

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Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

115 West 7th Street, Suite 1400, Fort Worth, Texas 76102

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

Item 8.01    Other Events

    On September 22, 2005, Standard and Poor's Editorial Board approved Wentorth Energy, Inc. ("Wentworth" or the "Company") for a complete corporate listing and description in Standard & Poor's Corporate Records.  In addition, the Company will have its corporate description published in Standard & Poor's Daily News Section.

    Standard Corporate Records is a securities manual qualifying for the "Blue Sky" Standard Manual Exemption allowing trading in approximately 37 states.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2005

WENTWORTH ENERGY, INC.

/s/ John Punzo

     John Punzo,

     Chief Executive Officer